Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fortress Net Lease REIT (the “Company”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Avraham Dreyfuss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (the “Act”), that, to my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2026

/s/ Avraham Dreyfuss_____________________ Name: Avraham Dreyfuss Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Act has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.